UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2008

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Executive Officer Salaries and Bonus Opportunities

                As previously reported, on February 21, 2008, the Compensation Committee (the “Committee”) of United Therapeutics Corporation (the “Company”) approved new salaries and contingent cash and equity incentive bonus targets for the executive officers of the Company.

                On March 4, 2008, the Committee changed the previously-reported new salaries for two of the Company’s executive officers based on a reassessment of its 2008 compensation decisions in light of the average merit salary increase information for all employees of the Company.  These changes are as follows:

Roger Jeffs.  Dr. Roger Jeffs’ 2008 base salary, which had been unchanged from 2007, is increased from $675,000 to $710,000, effective April 1, 2008.

Paul Mahon.  Mr. Paul Mahon’s annual base salary, which had been unchanged from 2007, is increased from $585,000 to $615,000, effective April 1, 2008.

A detailed discussion of our executive compensation program will be set forth in our proxy statement in connection with our 2008 annual meeting of shareholders to be filed with the Securities and Exchange Commission on or about March 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
(Registrant)

Dated: March 7, 2008	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel